SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): August 23, 2002

                      Frontline Communications Corporation
             (Exact name of registrant as specified in its charter)

   Delaware                        000-24223                     13-3950283
(State or other                   (Commission                   (IRS Employer
jurisdiction of                   File Number)               Identification No.)
incorporation)

          One Blue Hill Plaza, Suite 1548, Pearl River, New York 10965
               (Address of principal executive offices) (zip code)

       Registrant's Telephone Number, including Area Code: (845) 623-8553

                                       N/A
          (Former name or former address, if changed since last report)

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ITEM 9. REGULATION FD DISCLOSURE

      Pursuant to Regulation FD, Frontline Communications Corporation (the "Company") is furnishing the following relating to the interview given by its Chief Executive Officer, Stephen J. Cole-Hatchard, to The Mac Report first made available on the web site of The Mac Report on August 23, 2002 (the "Interview"). This information is being furnished pursuant to this Item 9 in accordance with Rule 101(e)(1) under Regulation FD and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. This Report will not be deemed an admission as to the materiality of any information required to be disclosed solely to satisfy the requirements of Regulation FD.

      The transcript of the Interview is attached as Exhibit 99.1 to this Current Report on Form 8-K. The Company issued 25,000 shares of its Common Stock to The Mac Report.Net Inc. as payment for publicity services rendered to the Company, including publication of the Interview.

      The Interview relates to the previously announced execution of a non-binding letter of intent by the Company and Shecom Corporation ("Shecom"), a privately held company, with respect to the proposed merger of a wholly-owned subsidiary of the Company with and into Shecom. Upon completion of the transaction, Shecom's stockholders would own a majority of the voting stock of the Company. A copy of the Press Release announcing the execution of the letter of intent is attached as Exhibit 99.2 to this Current Report on Form 8-K.

      Subject to completion of the proposed merger, it is the current intention of the Company to sell substantially all of its assets, subject to substantially all of its liabilities, immediately prior to the proposed merger to an entity to be formed for that purpose by members of management, in exchange for such members' foregoing certain payments to which they would otherwise be entitled as a result of the merger and the cancellation of certain stock options. The terms of such sale are being negotiated and would be finalized at the time a definitive merger agreement is entered into, of which there can be no assurance, and would require stockholder approval. The Company would remain a public company, operating the business of Shecom.

Additional Information

      If a definitive agreement relating to the proposed merger is entered into, the Company will file a registration statement with the Securities and Exchange Commission containing a prospectus/proxy statement in connection with the proposed merger. Investors and security holders of the Company are invited to read the prospectus/proxy statement regarding the business combination transaction referenced in the foregoing information, when it becomes available. The Company expects to mail a prospectus/proxy statement about the transaction to its stockholders. A free copy of the prospectus/proxy statement (when available) and other documents filed by the Company may be obtained free of charge from the Securities and Exchange Commission's web site at http://www.sec.gov. The prospectus/proxy statement (when available) and other documents may also be obtained from the Company free of charge by directing such requests to the contact persons listed in Exhibit 99.2 to this Current Report on Form 8-K.


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      The Company and its officers and directors may be deemed to be participants in the solicitation of proxies from stockholders of the Company with respect to the approval of the proposed merger. Information regarding such officers and directors will be set forth in the proxy statement/prospectus.

Forward Looking Statements

      The statements which are not historical facts contained in this Current Report on Form 8-K and Exhibits hereto are forward-looking statements that involve certain known and unknown risks and uncertainties, including but not limited to, the entering into of a definitive merger agreement with Shecom and consummation of the proposed merger, changes in the market for Internet services and computers, regulatory and technological changes, economic factors, increased competition, and the nature of supplier or customer arrangements which become available to the Company or Shecom in the future. The Company's or Shecom's actual results may differ materially from the results discussed in or implied by any forward-looking statement. The words "intend," "expect," "should," project," and "anticipate," and similar expressions identify forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements which speak only as of the date they were made.

      This is not an offer to buy or sell securities. The information in this Current Report on Form 8-K is presented solely for informative purposes and is not intended to be a solicitation or recommendation to purchase or sell any securities of the Company.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

Exhibits.

99.1 Transcript of Interview dated August 23, 2002 of Stephen J. Cole-Hatchard with The Mac Report.

99.2      Press Release of the Company dated July 31, 2002


                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                      FRONTLINE COMMUNICATIONS CORPORATION
                                               (Registrant)

Dated:  September 4, 2002             By: /s/ Stephen J. Cole-Hatchard
                                          --------------------------------------
                                          Stephen J. Cole-Hatchard
                                          Chief Executive Officer,
                                          President and Director


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                                  EXHIBIT INDEX

Exhibit   Description

99.1 Transcript of Interview dated August 23, 2002 of Stephen J. Cole-Hatchard with The Mac Report.

99.2      Press Release of the Company dated July 31, 2002